First Quarter 2014 Conference Call May 15, 2014 NASDAQ: VSCP

Forward Looking Statement • This presentation contains forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward - looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards , its potential alliance with IXICO, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward - looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward - looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10 - K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (the “ SEC ”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed. Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward - looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward - looking statements. 2

First Quarter 2014 Financial Review 4

Business Pipeline – Average Timing 73 Days RFP 35 Days Award Immediate to Backlog Booking 6

Revenue Recognition – Average Cycle 0% 5% 10% 15% 20% 25% 30% 35% Year 1 Year 2 Year 3 After Year 3 Backlog to Revenue 30% 32% 26% 12% 7

First Quarter 2014 Activity Assessment 8

Questions and Answers Your feedback is always appreciated! 11